Nicor Inc.F
Form 8-K
Exhibit 99.01

News Release

FOR IMMEDIATE RELEASE                                                                                                                                FOR MORE INFORMATION
March 31, 2009                                                                                                                                 Contact:  Kary Brunner
                                                                                                                                                                                                                                                                                     630-388-2529
                                                    Media Contact:  Richard Caragol
                                                                                                                                                                                                                                                                                     630-388-2686

Nicor Energy Ventures and A. Epstein Sell EN Engineering, L.L.C.
to Clearview Capital Fund

NAPERVILLE, IL. – March 31, 2009 – Nicor Energy Ventures Company, an affiliate of Nicor Inc. (NYSE:GAS) and A. Epstein and Sons International, Inc., DBA Epstein, each 50% owners of EN Engineering, L.L.C., sold  100% of the ownership of EN Engineering to Clearview Capital Fund II, L.P. effective March 31, 2009.  The company was sold at a purchase price of $35 million with $32 million paid at close and $3 million contingent on 2010 performance, due in 2011.  Nicor Inc. currently estimates that the gain on the transaction, net of the loss of estimated earnings for the remainder of the year from this joint venture, will have a positive earnings impact for Nicor Inc. of approximately $4 million for 2009.

EN Engineering provides engineering services in the transmission and distribution gas and liquid segments of the energy industry.  It was founded in January, 2002, has office locations in Woodridge, Illinois and Glen Burnie, Maryland.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the Standard & Poor’s 500 Index. Its primary business is Nicor Gas, one of the nation’s largest natural gas distribution companies.  Nicor owns Tropical Shipping, a containerized shipping business serving the Caribbean region and the Bahamas. In addition, the company owns and has an equity interest in several energy-related businesses.  For more information, visit the Nicor Web site at www.nicor.com.

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Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," "ultimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, and undue reliance should not be placed on such statements.

Other factors that could cause materially different results include, but are not limited to, weather conditions; natural disasters; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; the performance of EN Engineering, L.L.C. during 2010; the possibility of indemnification claims; borrowing needs; interest rates; credit conditions; economic and market conditions; accidents, leaks, equipment failures, service interruptions, environmental pollution, and other operating risks; tourism and construction in the Bahamas and Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major customers, transporters, suppliers and contractors; labor relations; and acts of terrorism.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.

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